Exhibit 21.1
SUBSIDIARIES OF PINNACLE WEST CAPITAL CORPORATION

Arizona Public Service Company
APS Foundation, Inc.
AXIOM Power Solutions, Inc.
Bixco, Inc.
Powertree Carbon Company, LLC
PWENewco, Inc.
Pinnacle West Energy Corporation (merged into Pinnacle West Capital Corporation 8/1/06)
GenWest, LLC
APACS Holdings LLC
Pinnacle West Marketing & Trading Co., LLC
APSES Holdings, Inc.
APS Energy Services Company, Inc.
Apex Power LLC
Northwind Phoenix LLC
Tucson District Energy LLC
Crest Power, LLC
SunCor Development Company
SunCor Golf, Inc.
Westworld Golf Course, L.L.C.
SunCor Homes, Inc. (formerly known as Golden Heritage Homes, Inc.)
SunCor Construction AZ, Inc. (formerly known as Golden Heritage
Construction, Inc.)
Golden Heritage Construction Nevada, LLC
SunCor Financial, LLC (formerly known as HFS Mortgage, L.L.C.)
SCM, Inc.
SunCor Realty & Management Company
Palm Valley Golf Club, Inc.
Rancho Viejo de Santa Fe, Inc.
Ranchland Utility Company
Santa Fe Water Resource Alliance, LLC
SunCor Idaho, Inc.
Avimor, LLC (formerly SunCor Idaho, LLC)
SunCor Realty & Management Idaho, LLC
Avimor Water Reclamation Company (f/k/a Foothills Sewer Company)
Type Two, Inc.
StoneRidge- Prescott Valley L.L.C.
StoneRidge Golf Course, LLC
Hayden Ferry Lakeside II, L.L.C.
Hayden Ferry Lakeside III, L.L.C.
Hayden Ferry Lakeside, L.L.C.
Lakeside Residential Communities, L.L.C.
Edgewater at Hayden Ferry Lakeside, L.L.C.
BV at Hayden Ferry Lakeside, L.L.C.
Waterford at Hayden Ferry Lakeside, L.L.C.

Club West Golf Course LLC
SunRidge Canyon, L.L.C.
Sedona Golf Resort, L.C.
Kabuto SunCor Joint Venture
Marina Heights, LLC
Palm Valley 303 Building 1, LLC
Centrepoint Associates, L.L.P.
Hidden Hills of Scottsdale, L.C.
Talavi Associates, L.L.C.
Coral Canyon Town Center, L.L.C.
Coral Canyon Town Center II, L.L.C.
Coral Canyon HD, L.L.C.
Golf de Mexico, S.A. de C.V.
Highland Water Company
Palm Valley Professional Plaza, LLC
Ranch Communities of America LLC
Riverside Distribution Center, LLC
Scottsdale Mountain Limited Partnership
SDC Prescott Valley, LLC
SDC Prescott, LLC
SDC Yavapai, LLC
StoneRidge Commercial, L.L.C.
SunCor New Mexico, Inc.
SunCor Albuquerque, LLC
SunCor Construction NM, LLC
SunCor Utah, Inc.
El Dorado Investment Company
Aegis Technologies, Inc.
Underground Imaging Technologies, LLC
AZ PB Partnership
El Dorado Ventures III
Phoenix Downtown Theater LLC
Nxt-Phase Corporation
Acoustic Locating Services, LLC
Arizona Business Accelerator
PowerOneData, Inc.
Severon Corporation